UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Information

On February 7, 2014 the Company (“Registrant”) reported that it entered into an Asset Purchase Agreement on January 21, 2014, by and among Shale Corp. a private corporation organized under the laws of the Ontario with its principal place of business located at 365 Bay St, Suite 400, Toronto On, M5H 2Vl ("SCorp" or “Purchaser”). This is for the purpose of establishing majority owned subsidiary operations to be consolidated with the Registrant to support its current and future oil and gas development plans for certain of its properties and interests existing before the transaction (for additional information please see our Form 8-K filed on February 7, 2014, incorporated herein by reference).

On March 31, 2014, SCorp closed a “three cornered amalgamation” pursuant to an acquisition and amalgamation agreement (“Amalgamation Agreement”) dated March 25, 2014 among Boomerang Oil Inc. (formerly 0922327 B.C. Ltd.) (“Boomerang”), SCorp, and 2301840 Ontario Inc. (“Newco”), a wholly-owned subsidiary of Boomerang incorporated solely for the purpose of completing the Amalgamation. Pursuant to the Amalgamation Agreement, SCorp amalgamated with Newco to form a combined entity (“Amalco”) and Boomerang issued 70,000,000 common shares in the capital of Boomerang to the holders of common shares in the capital of SCorp on the basis of one share of Boomerang for one share of SCorp held by the SCorp shareholders. Upon closing of the Amalgamation, the Registrant owns 66% of Boomerang.

Boomerang has received conditional approval for listing its common shares on the Canadian Securities Exchange (the “CSE”) and is in final process of listing and trading on the CSE.

The Articles of Amalgamation are attached on Exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1	Articles of Amalgamation for Boomerang Oil, Inc., majority owned subsidiary of the Company, dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander
CEO